Exhibit 99.1

DPW Holdings’ Coolisys Technologies® Awarded $1.1 Million Military Contract for Power Solutions in Satellite-Controlled Tactical Systems

Newport Beach, CA, December 28, 2020 -- DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW,” or the “Company”), announced that its power electronics business, Coolisys Technologies Corp.® (“Coolisys®”), has been awarded a $1.1 million contract to manufacture and supply a rugged fully customized DC to DC multiple output power switching solution for tactical military use. Coolisys’ subsidiary, Digital Power Corporation, will provide the customized power switcher to power azimuth satellite-controlled systems in conjunction with tactical precision weaponry and warfare. Designed to operate in GPS-disturbed or jammed battlefield scenarios, the Coolisys customized power switcher features a persistent capability that will provide azimuth satellite-controlled systems with continuous and stable power through multiple power sources in harsh operating conditions. The Company believes the contract was awarded to Coolisys’ Digital Power Corporation due to its 15-year proven track record and reputation of providing high-quality and reliable complex power solutions deployed in Modular Azimuth Position Systems (MAPS) for tactical warfare. Coolisys’ defense contractor partner provides defensive and offensive weapons for air, land, sea and space, and command/control systems.

Amos Kohn, President and CEO of Coolisys, said “We are proud to be awarded this contract for our customized power switcher from a leading global aerospace and defense customer. The Azimuth Satellite-Controlled Systems project represents one of the most significant self-contained hybrid land navigation systems designed to provide autonomous position initialization and moving base alignment for land and amphibious vehicles in the battlefield. The compact and cost-effective design of this customized rugged power product is suitable for installation on a wide range of platforms and designed for use in varied combat situations.”

For more information on DPW Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.DPWHoldings.com or available at www.sec.gov.

About Coolisys Technologies Corp.

Coolisys and its portfolio companies and divisions are primarily engaged in the design and manufacture of innovative, feature-rich, and top-quality power products for mission-critical applications in the harshest environments and life-saving, life sustaining applications across diverse markets including defense/aerospace, medical/healthcare, industrial, telecommunications, and automotive. Coolisys’ headquarters are located at 1635 South Main Street, Milpitas, CA 95035; www.Coolisys.com.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235